Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Fourth Quarter and Full Year 2016 Results

– Net Income Increased 24 Percent to $48.1 Million for the Quarter and 43 Percent to $159.4 Million for the Year over 2015 periods –

– Reports Full Year Consolidated Adjusted EBITDA of $350.2 Million, an Increase of 7.7 Percent Over Full Year 2016 –

– Achieved Record Gross Advanced Group Bookings in 2016, Surpassing 2015 Previous Record by 9.9 Percent –

– Declares First Quarter 2017 Dividend of $0.80 Per Share; Intends to Pay $3.20 Per Share Annualized Dividend in 2017, a 7 Percent Increase Over Full Year 2016 –

– Issues Full Year 2017 Guidance –

NASHVILLE, Tenn. (Feb. 28, 2017) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the fourth quarter and full year ended December 31, 2016.

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “Our businesses delivered fourth quarter 2016 results that were in line with our expectations going into the quarter and contributed to another record year for our company from a total revenue, net income, Adjusted EBITDA, and hospitality gross group bookings perspective. Full year 2016 results for these measures exceeded last year’s performance by 5.2 percent, 42.9 percent, 7.7 percent, and 9.9 percent, respectively.

We closed fourth quarter 2016 with gross group bookings results that nearly matched our record Q4 2015 production. This strong close solidified 2016 as the best gross room night production year in brand history. We began 2017 with 6.4 million gross room nights on the books for all future years, which, in addition to being a new high-water mark for the brand, is further indication that the group market is alive and well. We remain confident in our market position and the outlook for this segment. While overall industry supply according to STR is expected to grow by a modest 2.0 percent and 2.2 percent in 2017 and 2018, respectively, the demand for hotels of our size and group-oriented nature is robust with little new competitive supply in the pipeline for the foreseeable future.”

Fourth Quarter and Full Year 2016 Results (As Compared to Fourth Quarter and Full Year 2015) Included the Following:

Consolidated Results

($ in thousands, except per share amounts, RevPAR and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	Dec 31,				Dec 31,
	2016	2015	% Δ		2016	2015	% Δ
Total Revenue	$319,775	$312,120	2.5%		$1,149,207	$1,092,124	5.2%

Operating Income (1)	$61,499	$36,389	69.0%		$213,805	$162,062	31.9%
Operating Income Margin	19.2%	11.7%	7.5	pt	18.6%	14.8%	3.8	pt

Net Income (1)	$48,096	$38,899	23.6%		$159,366	$111,511	42.9%
Net Income Margin (1)	15.0%	12.5%	2.5	pt	13.9%	10.2%	3.7	pt
Net Income per diluted share (1)	$0.94	$0.75	25.3%		$3.11	$2.16	44.0%

Adjusted EBITDA	$94,674	$88,298	7.2%		$350,194	$325,068	7.7%
Adjusted EBITDA Margin	29.6%	28.3%	1.3	pt	30.5%	29.8%	0.7	pt

Same-Store Hospitality Revenue (2)	$289,544	$285,320	1.5%		$1,029,651	$987,631	4.3%

Same-Store Hospitality RevPAR (2)	$145.32	$148.38	-2.1%		$138.67	$134.80	2.9%
Same-Store Hospitality Total RevPAR (2)	$387.92	$382.97	1.3%		$346.99	$334.14	3.8%

Same-Store Hospitality Operating Income (2)	$62,959	$39,838	58.0%		$215,693	$168,833	27.8%
Same-Store Hospitality Operating Income Margin (2)	21.7%	14.0%	7.7	pt	20.9%	17.1%	3.8	pt

Same-Store Hospitality Adjusted EBITDA (2)	$91,454	$86,857	5.3%		$333,796	$312,970	6.7%
Same-Store Hospitality Adjusted EBITDA Margin (2)	31.6%	30.4%	1.2	pt	32.4%	31.7%	0.7	pt

Funds From Operations (FFO)	$76,046	$67,815	12.1%		$269,241	$225,894	19.2%
FFO per diluted share	$1.48	$1.31	13.0%		$5.25	$4.38	19.9%

Adjusted FFO (3)	$77,745	$72,112	7.8%		$281,499	$259,887	8.3%
Adjusted FFO per diluted share (3)	$1.51	$1.40	7.9%		$5.49	$5.04	8.9%

(1)	Net income for three and twelve months ended December 31, 2016 includes a loss of $0.7 million and $2.8 million, respectively, on joint ventures. Net income and operating income for three and twelve months ended December 31, 2015 includes an impairment charge of $16.3 million and $19.2 million, respectively. Net income for twelve months ended December 31, 2015 includes a loss of $20.2 million on warrant settlements associated with our previous convertible notes. Net income for three and twelve months ended December 31, 2015 includes a $6.9 million gain associated with the reimbursement of costs that were previously incurred related to a proposed Gaylord Rockies development.
(2)	Same-Store Hospitality excludes the AC Hotel at National Harbor, which opened in April 2015.
(3)	Adjusted FFO for both periods is presented using the 2016 definition of Adjusted FFO contained in this release.

For the Company’s definitions of Revenue Per Available Room (RevPAR), Total Revenue Per Available Room (Total RevPAR), Operating Income Margin, Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, FFO, and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure

Adjusted FFO to Net Income, see “Calculation of RevPAR and Total RevPAR,” “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDA Definition,” “Adjusted EBITDA Margin Definition,” “Adjusted FFO Definition” and “Supplemental Financial Results” below. Adjusted FFO for 2015 presented herein reflects the Adjusted FFO definition used for 2016.

Operating Results

For the three months and twelve months ended December 31, 2016 and 2015, the Company reported the following:

Hospitality Segment

($ in thousands, except ADR, RevPAR and Total RevPAR)

	Three Months Ended				Twelve Months Ended
	Dec 31,				Dec 31,
	2016	2015	% Δ		2016	2015	% Δ
Hospitality Results
Hospitality Revenue	$292,104	$287,472	1.6%		$1,039,643	$994,603	4.5%

Hospitality Operating Income (1)	$63,369	$40,074	58.1%		$217,564	$169,383	28.4%
Hospitality Operating Income Margin	21.7%	13.9%	7.8	pt	20.9%	17.0%	3.9	pt

Hospitality Adjusted EBITDA	$92,180	$87,416	5.4%		$336,931	$315,466	6.8%
Hospitality Adjusted EBITDA Margin	31.6%	30.4%	1.2	pt	32.4%	31.7%	0.7	pt

Hospitality Performance Metrics
Occupancy	76.2%	76.4%	-0.2	pt	75.0%	73.6%	1.4	pt
Average Daily Rate (ADR)	$189.91	$192.87	-1.5%		$184.36	$182.56	1.0%
RevPAR	$144.79	$147.33	-1.7%		$138.27	$134.44	2.8%
Total RevPAR	$382.30	$376.93	1.4%		$342.25	$330.61	3.5%

Gross Definite Rooms Nights Booked	971,130	976,883	-0.6%		2,568,749	2,336,561	9.9%
Net Definite Rooms Nights Booked	808,573	835,883	-3.3%		2,059,659	1,898,181	8.5%
Group Attrition (as % of contracted block)	12.7%	12.7%	0.0	pt	12.5%	12.8%	-0.3	pt
Cancellations ITYFTY(2)	5,856	2,484	135.7%		41,239	29,746	38.6%

Same-Store Hospitality Results (3)
Same-Store Hospitality Revenue	$289,544	$285,320	1.5%		$1,029,651	$987,631	4.3%

Same-Store Hospitality Operating Income (1)	$62,959	$39,838	58.0%		$215,693	$168,833	27.8%
Same-Store Hospitality Operating Income Margin	21.7%	14.0%	7.7	pt	20.9%	17.1%	3.8	pt

Same-Store Hospitality Adjusted EBITDA	$91,454	$86,857	5.3%		$333,796	$312,970	6.7%
Same-Store Hospitality Adjusted EBITDA Margin	31.6%	30.4%	1.2	pt	32.4%	31.7%	0.7	pt

Same-Store Hospitality Performance Metrics
Occupancy	76.5%	76.9%	-0.4	pt	75.2%	73.9%	1.3	pt
Average Daily Rate (ADR)	$190.00	$192.83	-1.5%		$184.40	$182.34	1.1%
RevPAR	$145.32	$148.38	-2.1%		$138.67	$134.80	2.9%
Total RevPAR	$387.92	$382.97	1.3%		$346.99	$334.14	3.8%

(1)	Operating income for three and twelve months ended December 31, 2015 includes an impairment charge of $16.3 million and $19.2 million, respectively.
(2)	“ITYFTY” represents In The Year For The Year.
(3)	Same-Store Hospitality excludes the AC Hotel at National Harbor, which opened in April 2015.

Property-level results and operating metrics for fourth quarter and full year 2016 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDA Reconciliations,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDA to Hospitality Operating Income, Same-Store Hospitality Adjusted EBITDA to Same-Store Hospitality Operating Income, and property-level Adjusted EBITDA to property-level Operating Income for each of the hotel properties. Highlights for fourth quarter 2016 for the Hospitality segment and at each property include:

•	Hospitality Segment (Same-Store): Total revenue increased 1.5 percent to $289.5 million in fourth quarter 2016 compared to fourth quarter 2015. RevPAR decreased 2.1 percent in the fourth quarter 2016 compared to the fourth quarter 2015, driven primarily by the unfavorable impact of group cancellations as a result of Hurricane Matthew and the Jewish holiday shift from third quarter 2015 to fourth quarter 2016, both of which impacted the Gaylord Palms the most. The decline due to the hurricane was partially offset by a pickup in groups associated with hurricane cleanup efforts. We estimate that the Jewish holiday shift represented approximately 85 basis points of the fourth quarter 2016 RevPAR decline as compared to fourth quarter 2015. Total RevPAR increased 1.3 percent in the fourth quarter 2016 compared to the fourth quarter 2015, driven by strong-performing holiday programming. Fourth quarter 2015 included a $16.3 million impairment charge related to a change in our expansion plans for the Gaylord Texan property. In addition, during full year 2015, the hospitality segment incurred $2.9 million in impairment charges related to assets previously used in special events programming that was discontinued. Operating income increased 58.0 percent to $63.0 million in fourth quarter 2016, as compared to fourth quarter 2015, driven by the Gaylord Texan, as described below. Operating income margin improved nearly 800 basis points to 21.7 percent. Adjusted EBITDA increased 5.3 percent to $91.5 million in fourth quarter 2016, as compared to fourth quarter 2015. Adjusted EBITDA margin improved 120 basis points to 31.6 percent.

•	Gaylord Opryland: Total revenue for fourth quarter 2016 increased 0.9 percent to $97.8 million compared to fourth quarter 2015, driven by modestly higher occupancy and a 0.7 percent year-over-year increase in outside-the-room spend related to strong banquet and holiday performance. Gains in outside-the-room spending offset a 2.0 percent year-over-year decline in RevPAR related to an unfavorable group mix shift that also impacted ADR. Operating income increased 12.4 percent to $26.6 million in fourth quarter 2016, as compared to fourth quarter 2015. Operating income margin improved 280 basis points to 27.2 percent. Adjusted EBITDA increased 9.9 percent year-over-year, to $34.6 million, and Adjusted EBITDA margin improved 290 basis points to 35.4 percent, due to cost savings and productivity gains.

•	Gaylord Palms: Total revenue for fourth quarter 2016 decreased 0.4 percent to $52.1 million compared to fourth quarter 2015, driven by a 4.6 percent decrease in RevPAR as a result of a 2.9 percentage point decrease in occupancy related to group cancellations as a result of Hurricane Matthew and the shift in the Jewish holiday. The decline due to the hurricane was partially offset by a pickup in groups associated with hurricane cleanup efforts who used the hotel as a staging area; however, these groups were at a lower room rate and incurred little to no outside-the-room spending on food and beverage. The shift in the Jewish holiday represented roughly an estimated 400 basis point decline in RevPAR for fourth quarter 2016 as compared to fourth quarter 2015. Total RevPAR decreased 1.1 percent compared to fourth quarter 2015. Robust holiday programming sales partially offset hurricane-related year-over-year Total RevPAR declines. Operating income decreased 11.8 percent to $7.4 million in fourth quarter 2016, as compared to fourth quarter 2015. Operating income margin declined 180 basis points to 14.1 percent. Adjusted EBITDA decreased 6.0 percent to $13.5 million compared to fourth quarter 2015, and Adjusted EBITDA margin declined 150 basis points to 26.0 percent, due primarily to the impact of Hurricane Matthew.

•	Gaylord Texan: Total revenue for fourth quarter 2016 increased 5.7 percent to $68.7 million compared to fourth quarter 2015, driven by a 2.5 percent increase in ADR related to a favorable mix shift to corporate room nights. Total RevPAR increased 5.7 percent in fourth quarter 2016, compared to fourth quarter 2015, related to strong banquet performance and strong holiday programming revenue. Operating income increased 1,656 percent to $19.8 million in fourth quarter 2016, as compared to fourth quarter 2015. Fourth quarter 2015 included a $16.3 million impairment charge related to a change in our expansion plans for the property. Operating income margin increased 2,720 basis points to 28.9 percent. Adjusted EBITDA increased 11.4 percent to $24.9 million compared to fourth quarter 2015. Adjusted EBITDA margin increased 190 basis points to 36.3 percent on strong overall performance.

•

Gaylord National: Total revenue for fourth quarter 2016 decreased 0.7 percent to $67.1 million, compared to fourth quarter 2015, due to a decline in both occupancy and ADR related to a decrease in group room nights, which was partially offset by an increase in transient room nights. Total RevPAR declined 0.7 percent in fourth quarter 2016 compared to fourth quarter 2015. Operating income increased 45.6 percent to $7.3 million in fourth quarter 2016, as compared to fourth quarter 2015. Operating income margin improved 350 basis points to 10.9 percent. Adjusted EBITDA decreased 2.2 percent to $16.2 million, as compared to fourth quarter 2015. Adjusted EBITDA margin decreased 40 basis points to 24.1 percent.

Reed continued, “Overall, 2016 was an excellent year for our hotels, with Gaylord Opryland and Gaylord Texan both surpassing their previous full year revenue, operating income, and Adjusted EBITDA records. Despite some unforeseen challenges in the fourth quarter related to Hurricane Matthew, Gaylord Palms led the Gaylord Hotels brand in full year revenue growth and achieved its best-ever full year results in revenue, operating income, and Adjusted EBITDA. While Gaylord National’s performance was relatively flat in 2016, we believe the future is bright for this hotel as it is poised to benefit from its new riverfront ballroom, set to open in May of 2017, as well as the neighboring MGM National Harbor, which continues to ramp up its operations.”

Entertainment Segment

For the three months and twelve months ended December 31, 2016 and 2015, the Company reported the following:

	Three Months Ended				Twelve Months Ended
($ in thousands)	Dec 31,				Dec 31,
	2016	2015	% Δ		2016	2015	% Δ
Revenue	$27,671	$24,648	12.3%		$109,564	$97,521	12.3%
Operating Income	$5,562	$4,512	23.3%		$27,980	$24,353	14.9%
Operating Income Margin	20.1%	18.3%	1.8	pt	25.5%	25.0%	0.5	pt
Adjusted EBITDA	$7,929	$6,205	27.8%		$35,725	$30,787	16.0%
Adjusted EBITDA Margin	28.7%	25.2%	3.5	pt	32.6%	31.6%	1.0	pt

Reed continued, “2016 is the third consecutive year that our Entertainment segment has produced double-digit revenue, operating income, and Adjusted EBITDA growth and the first year we have seen this segment surpass $100 million in revenue. With Opry City Stage in New York City set to open this year and our plans for Ole Red taking shape, we continue to believe there is additional upside potential for this segment in the years ahead as we begin to extend the reach of our iconic Entertainment brands both inside and outside Nashville.”

Corporate and Other Segment

For the three months and twelve months ended December 31, 2016 and 2015, the Company reported the following:

	Three Months Ended			Twelve Months Ended
($ in thousands)	Dec 31,			Dec 31,
	2016	2015	% Δ	2016	2015	% Δ
Operating Loss (1)	($7,432)	($8,197)	9.3%	($31,739)	($31,674)	-0.2%
Adjusted EBITDA	($5,435)	($5,323)	-2.1%	($22,462)	($21,185)	-6.0%

(1)	Corporate operating loss includes a non-cash net settlement charge for the three months and twelve months ended December 31, 2016 of $0.1 million and $1.7 million, respectively, and for the three months and twelve months ended December 31, 2015 of $0.8 million and $2.4 million, respectively, for the Company’s defined benefit pension plan, which was a result of increased lump sum distributions.

Development Update

Subsequent to the end of the fourth quarter, the Company announced two development projects that are set to open in 2018. Both projects will be funded with cash on hand and borrowings under the Company’s credit facility.

On January 5, 2017, the Company announced plans to transform Blake Shelton’s breakout hit “Ol’ Red” into a new lifestyle brand anchored by a $20 million multi-level entertainment venue in the heart of Music City’s famed Lower Broadway. Ole Red Nashville will be a multi-level 26,000-square-foot entertainment venue, with a two-story bar and restaurant, retail area, performance space, dance floor and private VIP booths for small groups. The complex will also include a large, private event space and a 6,000-square-foot rooftop featuring an indoor/outdoor bar and restaurant with panoramic views of Lower Broadway. The Company also announced it will open a smaller, similarly-branded Ole Red concept in Shelton’s hometown of Tishomingo, Oklahoma in late 2017.

On January 25, 2017, the Company announced plans for SoundWaves, a proposed $90 million luxury indoor/outdoor waterpark, adjacent to Gaylord Opryland Resort & Convention Center in Nashville. The proposed project includes nearly 111,000 square feet of upscale indoor water attractions and activities over three levels and another 106,000 square feet of outdoor water amenities. The project will have dedicated indoor and outdoor recreation zones for adults, young children and families, as well as dining options and private cabana rentals. Adult guests will have exclusive access to adults-only indoor and outdoor pools, bars and lounging areas throughout the complex.

Guidance

The following business performance outlook is based on current information as of February 28, 2017. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason. The Hospitality segment guidance for RevPAR and Total RevPAR provided herein includes the AC Hotel at National Harbor.

Reed continued, “As we communicated to you throughout 2016, our group room nights on the books for 2017 were pacing in line with what we saw going into 2016, and while we believe 2017 will be another solid year for our hospitality business, we anticipate flat to modest year-over-year growth in hospitality revenue. In addition, we anticipate having approximately 49,000 room nights out of service in 2017 as we complete a planned renovation of the Delta portion of our Gaylord Opryland property. As such, we expect both RevPAR and Total RevPAR growth in 2017 in the range of 0% – 3%.

For full year 2017, net income assumes a range of $139.8 to $157.6 million. Our Adjusted EBITDA guidance range for full year 2017 for our Hospitality segment is $330.0 to $344.0 million. This Adjusted EBITDA guidance for our Hospitality segment includes the impact of continued room renovation work at Gaylord Opryland and we anticipate a meaningful increase in property tax payments across our portfolio due to the improved financial performance we have had at our hotels since our last major assessments took place in 2013.

Our 2017 Adjusted EBITDA guidance for the Entertainment segment is $34.0 to $38.0 million and Corporate & Other guidance for Adjusted EBITDA in 2017 is a loss of $24.0 to $22.0 million. As a result, our guidance for 2017 Adjusted EBITDA on a consolidated basis is $340.0 to $360.0 million.

We entered 2017 with 6.4 million gross room nights on the books for all future years, and we remain confident in our ability to capitalize on the strength of the group market in the short term and especially in 2018 and beyond when we will begin to see the benefit of our capital reinvestments at Gaylord Texan and Gaylord Opryland, as well as our investment in Gaylord Rockies. Coupled with our aggressive growth plans on the Entertainment side of our business, we believe the future looks tremendous for our Company.”

$ in millions, except per share figures	Guidance
	Full Year 2017
	Low	High
Hospitality RevPAR [1,2]	0.0%	3.0%
Hospitality Total RevPAR [1,2]	0.0%	3.0%

Net Income	$139.8	$157.6

Adjusted EBITDA
Hospitality [1,2]	$330.0	$344.0
Entertainment	34.0	38.0
Corporate and Other	(24.0)	(22.0)

Consolidated Adjusted EBITDA	$340.0	$360.0

Funds from Operations (FFO)	$253.3	$274.1
Adjusted FFO	$264.5	$285.5

Net Income per Diluted Share	$2.73	$3.07

FFO per Diluted Share	$4.94	$5.34

Estimated Diluted Shares Outstanding	51.3	51.3

(1)	Hospitality segment guidance for RevPAR, Total RevPAR, and Hospitality Adjusted EBITDA include the AC Hotel.
(2)	Hospitality segment guidance assumes approximately 49,000 room nights out of service in 2017 due to the renovation of rooms at Gaylord Opryland. The out of service rooms are included in the total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).

For reconciliations of Adjusted EBITDA, FFO and Adjusted FFO guidance to Net Income and reconciliations of segment Adjusted EBITDA to segment Operating Income, see “Reconciliations of Forward-Looking Statements,” below.

Dividend Update

The Company paid its fourth quarter 2016 cash dividend of $0.75 per share of common stock on January 13, 2017 to stockholders of record on December 30, 2016. Including the fourth quarter cash dividend payment, the Company paid a total of $3.00 per share of dividends to its common shareholders for the full year 2016.

Today, the Company declared its first quarter cash dividend of $0.80 per share of common stock payable on April 14, 2017 to stockholders of record on March 31, 2017. It is the Company’s current plan to distribute total 2017 annual dividends of approximately $3.20 per share in cash in equal quarterly payments in April, July, and October of 2017 and in January of 2018, which is a 7 percent increase over the full year 2016 dividend of $3.00. If expected regular quarterly dividends for 2017 do not satisfy the Company’s annual distribution requirements, the Company would satisfy the annual distribution requirement by paying a “catch up” dividend in January 2018. Any future dividend is subject to the board’s future determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of December 31, 2016, the Company had total debt outstanding of $1,502.6 million (net of unamortized deferred financing costs) and unrestricted cash of $59.1 million. As of December 31, 2016, $382.4 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.1 million in letters of credit, which left $315.5 million of availability for borrowing under the credit facility.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,811 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and 650 AM WSM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes commencing with the year ended December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period.

Calculation of GAAP Margin Figures

We calculate Net Income Margin by dividing GAAP consolidated Net Income by GAAP consolidated Total Revenue. We calculate consolidated, Same-Store Hospitality, segment, or property-level Operating Income Margin by dividing consolidated, Same-Store Hospitality, segment, or property-level GAAP Operating Income by consolidated, Same-Store Hospitality, segment, or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDA Definition

To calculate Adjusted EBITDA, we first determine Operating Income, which represents Net Income (loss) determined in accordance with GAAP, plus, to the extent the following adjustments occurred during the periods presented: loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from joint ventures; and interest expense, net. Adjusted EBITDA is then calculated as Operating Income, plus, to the extent the following adjustments occurred during the periods presented: depreciation and amortization; preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses), net; (gains) losses on warrant settlements; pension settlement charges; pro rata Adjusted EBITDA from joint ventures, (gains) losses on the disposal of assets, and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of Net Income (loss) to Operating Income and Adjusted EBITDA and a reconciliation of segment, same-store, and property-level Operating Income to segment, same-store, and property-level Adjusted EBITDA are set forth below under “Supplemental Financial Results.” Hospitality Adjusted EBITDA—Same-Store excludes the AC Hotel at National Harbor.

Adjusted EBITDA Margin Definition

We calculate consolidated Adjusted EBITDA Margin by dividing consolidated Adjusted EBITDA by GAAP consolidated Total Revenue. We calculate Same-Store Hospitality, segment, or property-level Adjusted EBITDA Margin by dividing Same-Store Hospitality, segment, or property-level Adjusted EBITDA by Same-Store Hospitality, segment, or property-level GAAP Revenue. We believe Adjusted EBITDA Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDA and GAAP consolidated Total Revenue or Same-Store Hospitality, segment, or property-level GAAP Revenue, as applicable.

Adjusted FFO Definition

We calculate Adjusted FFO to mean Net Income (loss) (computed in accordance with GAAP), excluding, to the extent the following adjustments occurred during the periods presented: non-controlling interests, and (gains) and losses from sales of property; depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and certain pro rata adjustments from joint ventures (which equals FFO). We then exclude, to the extent the following adjustments occurred during the periods presented, impairment charges; write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, and (gains) losses on extinguishment of debt and warrant settlements. Beginning in 2016, we exclude the impact of deferred income tax expense (benefit). We believe that the presentation of Adjusted FFO provides useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of Net Income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.” 2015 Adjusted FFO figures are presented using the 2016 definition of Adjusted FFO.

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6302
mfioravanti@rymanhp.com	babrahamson@rymanhp.com

~or~	~or~

Todd Siefert, Vice President of Corporate Finance & Treasurer	Robert Winters or Sam Gibbons
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315 or (312) 445-2874
tsiefert@rymanhp.com	robert.winters@alpha-ir.com; sam.gibbons@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2016	2015	2016	2015
Revenues :
Rooms	$110,626	$112,368	$420,011	$404,457
Food and beverage	114,943	115,226	477,493	461,157
Other hotel revenue	66,535	59,878	142,139	128,989
Entertainment	27,671	24,648	109,564	97,521

Total revenues	319,775	312,120	1,149,207	1,092,124

Operating expenses:
Rooms	27,126	29,851	109,618	110,067
Food and beverage	66,262	67,919	267,307	261,580
Other hotel expenses	103,264	102,476	322,774	312,989
Management fees	6,948	4,141	22,194	14,657

Total hotel operating expenses	203,600	204,387	721,893	699,293
Entertainment	19,920	18,588	74,550	67,363
Corporate	6,828	7,530	29,143	28,914
Preopening costs	—	—	—	909
Impairment and other charges	—	16,310	—	19,200
Depreciation and amortization	27,928	28,916	109,816	114,383

Total operating expenses	258,276	275,731	935,402	930,062

Operating income	61,499	36,389	213,805	162,062

Interest expense, net of amounts capitalized	(15,904)	(16,136)	(63,906)	(63,901)
Interest income	2,384	3,001	11,500	12,384
Loss from joint ventures	(708)	—	(2,794)	—
Other gains and (losses), net	1,873	7,215	4,161	(10,889)

Income before income taxes	49,144	30,469	162,766	99,656

(Provision) / benefit for income taxes	(1,048)	8,430	(3,400)	11,855

Net income	$48,096	$38,899	$159,366	$111,511

Basic net income per share	$0.94	$0.76	$3.12	$2.18

Fully diluted net income per share	$0.94	$0.75	$3.11	$2.16

Weighted average common shares for the period:
Basic	51,008	51,287	51,009	51,241
Diluted	51,337	51,684	51,312	51,612

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Dec. 31,	Dec. 31,
	2016	2015
ASSETS:
Property and equipment, net of accumulated depreciation	$1,998,012	$1,982,816
Cash and cash equivalents - unrestricted	59,128	56,291
Cash and cash equivalents - restricted	22,062	22,355
Notes receivable	152,882	152,560
Trade receivables, net	47,818	55,033
Investment in Gaylord Rockies joint venture	70,440	—
Prepaid expenses and other assets	55,411	62,379

Total assets	$2,405,753	$2,331,434

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$1,502,554	$1,431,710
Accounts payable and accrued liabilities	163,205	153,383
Dividends payable	39,404	36,868
Deferred management rights proceeds	180,088	183,119
Deferred income taxes, net	1,469	1,163
Other liabilities	151,036	145,629
Stockholders’ equity	367,997	379,562

Total liabilities and stockholders’ equity	$2,405,753	$2,331,434

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2016		2015		2016		2015
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$319,775		$312,120		$1,149,207		$1,092,124
Net income	$48,096	15.0%	$38,899	12.5%	$159,366	13.9%	$111,511	10.2%
Provision (benefit) for income taxes	1,048		(8,430)		3,400		(11,855)
Other (gains) and losses, net	(1,873)		(7,215)		(4,161)		10,889
Loss from joint ventures	708		—		2,794		—
Interest expense, net	13,520		13,135		52,406		51,517

Operating Income	61,499	19.2%	36,389	11.7%	213,805	18.6%	162,062	14.8%
Depreciation & amortization	27,928		28,916		109,816		114,383
Preopening costs	—		—		—		909
Non-cash ground lease expense	1,311		1,341		5,243		5,364
Equity-based compensation expense	1,534		1,576		6,128		6,158
Pension settlement charge	148		763		1,715		2,356
Impairment charges	—		16,310		—		19,200
Interest income on Gaylord National bonds	2,365		2,990		11,410		12,337
Other gains and (losses), net	1,873		7,215		4,161		(10,889)
Loss on warrant settlements	—		—		—		20,246
Gain on disposal of assets	(1,984)		(7,202)		(2,084)		(7,058)

Adjusted EBITDA	$94,674	29.6%	$88,298	28.3%	$350,194	30.5%	$325,068	29.8%

Hospitality segment
Revenue	$292,104		$287,472		$1,039,643		$994,603
Operating income	$63,369	21.7%	$40,074	13.9%	$217,564	20.9%	$169,383	17.0%
Depreciation & amortization	25,135		26,701		100,186		105,876
Preopening costs	—		—		—		851
Non-cash lease expense	1,311		1,341		5,243		5,364
Impairment charges	—		16,310		—		19,200
Interest income on Gaylord National bonds	2,365		2,990		11,410		12,337
Other gains and (losses), net	1,955		—		4,459		2,317
(Gain) loss on disposal of assets	(1,955)		—		(1,931)		138

Adjusted EBITDA	$92,180	31.6%	$87,416	30.4%	$336,931	32.4%	$315,466	31.7%

Entertainment segment
Revenue	$27,671		$24,648		$109,564		$97,521
Operating income	$5,562	20.1%	$4,512	18.3%	$27,980	25.5%	$24,353	25.0%
Depreciation & amortization	2,189		1,548		7,034		5,747
Preopening costs	—		—		—		58
Equity-based compensation	178		145		711		629

Adjusted EBITDA	$7,929	28.7%	$6,205	25.2%	$35,725	32.6%	$30,787	31.6%

Corporate and Other segment
Operating loss	$(7,432)		$(8,197)		$(31,739)		$(31,674)
Depreciation & amortization	604		667		2,596		2,760
Equity-based compensation	1,356		1,431		5,417		5,529
Pension settlement charge	148		763		1,715		2,356
Other gains and (losses), net	(82)		7,215		(298)		(13,206)
Loss on warrant settlements	—		—		—		20,246
Gain on disposal of assets	(29)		(7,202)		(153)		(7,196)

Adjusted EBITDA	$(5,435)		$(5,323)		$(22,462)		$(21,185)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2016	2015	2016	2015
Consolidated
Net income	$48,096	$38,899	$159,366	$111,511
Depreciation & amortization	27,928	28,916	109,816	114,383
Pro rata adjustments from joint ventures	22	—	59	—

FFO	76,046	67,815	269,241	225,894

Non-cash lease expense	1,311	1,341	5,243	5,364
Pension settlement charge	148	763	1,715	2,356
Impairment charges	—	16,310	—	19,200
Pro rata adjustments from joint ventures	185	—	1,377	—
Loss on warrant settlements	—	—	—	20,246
Gain on other assets	(1,202)	(6,903)	(1,261)	(6,759)
Write-off of deferred financing costs	—	—	—	1,926
Amortization of deferred financing costs	1,215	1,330	4,863	5,507
Deferred tax (benefit) expense	42	(8,544)	321	(13,847)

Adjusted FFO (1)	$77,745	$72,112	$281,499	$259,887

Capital expenditures (2)	(16,944)	(15,001)	(58,753)	(50,988)

Adjusted FFO less maintenance capital expenditures	$60,801	$57,111	$222,746	$208,899

Basic net income per share	$0.94	$0.76	$3.12	$2.18
Fully diluted net income per share	$0.94	$0.75	$3.11	$2.16

FFO per basic share	$1.49	$1.32	$5.28	$4.41
Adjusted FFO per basic share	$1.52	$1.41	$5.52	$5.07

FFO per diluted share	$1.48	$1.31	$5.25	$4.38
Adjusted FFO per diluted share	$1.51	$1.40	$5.49	$5.04

(1)	Adjusted FFO for both periods is presented using the 2016 definition of Adjusted FFO contained in this release.
(2)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2016		2015		2016		2015
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$292,104		$287,472		$1,039,643		$994,603
Operating Income	$63,369	21.7%	$40,074	13.9%	$217,564	20.9%	$169,383	17.0%
Depreciation & amortization	25,135		26,701		100,186		105,876
Preopening costs	—		—		—		851
Non-cash lease expense	1,311		1,341		5,243		5,364
Impairment charges	—		16,310		—		19,200
Interest income on Gaylord National bonds	2,365		2,990		11,410		12,337
Other gains and (losses), net	1,955		—		4,459		2,317
(Gain) loss on disposal of assets	(1,955)		—		(1,931)		138

Adjusted EBITDA	$92,180	31.6%	$87,416	30.4%	$336,931	32.4%	$315,466	31.7%

Occupancy	76.2%		76.4%		75.0%		73.6%
Average daily rate (ADR)	$189.91		$192.87		$184.36		$182.56
RevPAR	$144.79		$147.33		$138.27		$134.44
OtherPAR	$237.51		$229.60		$203.98		$196.17
Total RevPAR	$382.30		$376.93		$342.25		$330.61
Same-Store Hospitality (1)
Revenue	$289,544		$285,320		$1,029,651		$987,631
Operating Income	$62,959	21.7%	$39,838	14.0%	$215,693	20.9%	$168,833	17.1%
Depreciation & amortization	24,819		26,378		98,922		104,781
Non-cash lease expense	1,311		1,341		5,243		5,364
Impairment charges	—		16,310		—		19,200
Interest income on Gaylord National bonds	2,365		2,990		11,410		12,337
Other gains and (losses), net	1,955		—		4,459		2,317
(Gain) loss on disposal of assets	(1,955)		—		(1,931)		138

Adjusted EBITDA	$91,454	31.6%	$86,857	30.4%	$333,796	32.4%	$312,970	31.7%

Occupancy	76.5%		76.9%		75.2%		73.9%
Average daily rate (ADR)	$190.00		$192.83		$184.40		$182.34
RevPAR	$145.32		$148.38		$138.67		$134.80
OtherPAR	$242.60		$234.59		$208.32		$199.34
Total RevPAR	$387.92		$382.97		$346.99		$334.14
Gaylord Opryland
Revenue	$97,766		$96,886		$331,828		$319,211
Operating Income	$26,633	27.2%	$23,688	24.4%	$86,198	26.0%	$76,308	23.9%
Depreciation & amortization	7,994		7,826		30,343		30,793
Impairment charges	—		—		—		690
Other gains and (losses), net	—		—		—		15
Gain on disposal of assets	—		—		—		(15)

Adjusted EBITDA	$34,627	35.4%	$31,514	32.5%	$116,541	35.1%	$107,791	33.8%

Occupancy	81.9%		81.5%		76.4%		74.9%
Average daily rate (ADR)	$181.59		$186.21		$175.61		$170.42
RevPAR	$148.72		$151.75		$134.16		$127.66
OtherPAR	$219.35		$213.66		$180.19		$175.79
Total RevPAR	$368.07		$365.41		$314.35		$303.45
Gaylord Palms
Revenue	$52,070		$52,291		$195,719		$178,279
Operating Income	$7,351	14.1%	$8,330	15.9%	$35,008	17.9%	$25,956	14.6%
Depreciation & amortization	4,855		4,704		19,098		18,651
Non-cash lease expense	1,311		1,341		5,243		5,364
Impairment charges	—		—		—		797
Other gains and (losses), net	—		—		—		26
Gain on disposal of assets	—		—		—		(26)

Adjusted EBITDA	$13,517	26.0%	$14,375	27.5%	$59,349	30.3%	$50,768	28.5%

Occupancy	76.5%		79.4%		77.5%		74.6%
Average daily rate (ADR)	$182.26		$184.05		$174.32		$173.17
RevPAR	$139.41		$146.08		$135.08		$129.25
OtherPAR	$260.30		$258.17		$243.23		$218.14
Total RevPAR	$399.71		$404.25		$378.31		$347.39

(1)	Same-store excludes the AC Hotel at National Harbor.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2016		2015		2016		2015
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord Texan
Revenue	$68,676		$64,975		$231,179		$220,486
Operating Income	$19,843	28.9%	$1,130	1.7%	$61,586	26.6%	$39,797	18.0%
Depreciation & amortization	5,094		4,943		20,184		19,986
Impairment charges	—		16,310		—		17,095
Other gains and (losses), net	1,955		—		1,955		(192)
(Gain) loss on disposal of assets	(1,955)		—		(1,955)		192

Adjusted EBITDA	$24,937	36.3%	$22,383	34.4%	$81,770	35.4%	$76,878	34.9%

Occupancy	78.8%		79.7%		78.4%		76.7%
Average daily rate (ADR)	$206.24		$201.17		$194.17		$192.66
RevPAR	$162.41		$160.34		$152.25		$147.69
OtherPAR	$331.62		$307.06		$265.78		$252.09
Total RevPAR	$494.03		$467.40		$418.03		$399.78
Gaylord National
Revenue	$67,141		$67,636		$255,846		$256,020
Operating Income	$7,296	10.9%	$5,011	7.4%	$28,763	11.2%	$23,283	9.1%
Depreciation & amortization	6,539		8,570		27,962		34,033
Impairment charges	—		—		—		618
Interest income on Gaylord National bonds	2,365		2,990		11,410		12,337
Other gains and (losses), net	—		—		2,504		2,468
(Gain) loss on disposal of assets	—		(1)		24		(14)

Adjusted EBITDA	$16,200	24.1%	$16,570	24.5%	$70,663	27.6%	$72,725	28.4%

Occupancy	66.4%		66.9%		69.0%		70.0%
Average daily rate (ADR)	$208.94		$216.54		$207.83		$208.79
RevPAR	$138.70		$144.97		$143.35		$146.06
OtherPAR	$226.92		$223.35		$206.87		$205.35
Total RevPAR	$365.62		$368.32		$350.22		$351.41
The AC Hotel at National Harbor (2)
Revenue	$2,560		$2,152		$9,992		$6,972
Operating Income	$410	16.0%	$236	11.0%	$1,871	18.7%	$550	7.9%
Depreciation & amortization	316		323		1,264		1,095
Preopening costs	—		—		—		851

Adjusted EBITDA	$726	28.4%	$559	26.0%	$3,135	31.4%	$2,496	35.8%

Occupancy	65.9%		52.7%		66.5%		57.8%
Average daily rate (ADR)	$185.40		$195.87		$182.56		$198.38
RevPAR	$122.13		$103.30		$121.42		$114.61
OtherPAR	$22.80		$18.55		$20.77		$17.92
Total RevPAR	$144.93		$121.85		$142.19		$132.53
The Inn at Opryland (3)
Revenue	$3,891		$3,532		$15,079		$13,635
Operating Income	$1,836	47.2%	$1,679	47.5%	$4,138	27.4%	$3,489	25.6%
Depreciation & amortization	337		335		1,335		1,318
Loss on disposal of assets	—		1		—		1

Adjusted EBITDA	$2,173	55.8%	$2,015	57.0%	$5,473	36.3%	$4,808	35.3%

Occupancy	80.1%		74.7%		78.1%		73.8%
Average daily rate (ADR)	$123.45		$120.32		$127.60		$121.80
RevPAR	$98.90		$89.82		$99.64		$89.93
OtherPAR	$40.68		$37.03		$36.34		$33.38
Total RevPAR	$139.58		$126.85		$135.98		$123.31

(2)	The AC Hotel at National Harbor opened in April 2015.
(3)	Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE
	FOR FULL YEAR 2017
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$139,800	$157,600
Provision (benefit) for income taxes	2,500	3,000
Interest expense	70,500	69,000
Interest income	(10,000)	(11,000)

Operating Income	202,800	218,600
Depreciation and amortization	113,500	116,500
Non-cash lease expense	5,000	5,000
Preopening expense	400	500
Equity based compensation	6,300	6,400
Pension settlement charge, Other	2,000	2,000
Interest income	10,000	11,000

Adjusted EBITDA	$340,000	$360,000

Hospitality Segment
Operating Income	$212,000	$222,000
Depreciation and amortization	103,000	106,000
Non-cash lease expense	5,000	5,000
Interest income	10,000	11,000

Adjusted EBITDA	$330,000	$344,000

Entertainment Segment
Operating Income	$24,800	$28,600
Depreciation and amortization	8,000	8,000
Preopening expense	400	500
Equity based compensation	800	900

Adjusted EBITDA	$34,000	$38,000

Corporate and Other Segment
Operating Income	$(34,000)	$(32,000)
Depreciation and amortization	2,500	2,500
Equity based compensation	5,500	5,500
Pension settlement charge, Other	2,000	2,000

Adjusted EBITDA	$(24,000)	$(22,000)

Ryman Hospitality Properties, Inc.
Net income	$139,800	$157,600
Depreciation & amortization	113,500	116,500

Funds from Operations (FFO)	253,300	274,100
Non-cash lease expense	5,000	5,000
Amortization of DFC	5,000	5,200
Deferred tax expense	(800)	(800)
Pension settlement charge	2,000	2,000

Adjusted FFO	$264,500	$285,500